UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 1, 2016

Exceed World, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55377	47-3002566
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1-2-38-8F, Esaka-cho,

Suita-shi, Osaka 564-0063, Japan

(Address of Principal Executive Offices)

Telephone: +81-6-6339-4117

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.03 Amendments to Articles of Incorporation or Bylaws; Forward stock split

On October 28, 2016, Exceed World, Inc., a Delaware corporation, (the “Company”), with the approval of its board of directors and its majority shareholders by written consent in lieu of a meeting, authorized a forward stock split of its issued common shares effective subsequent to the cancellation of shares held by particular shareholders (see Item 8.01).

On October 28, 2016, every one (1) share of Common Stock, par value $.0001 per share, of the Corporation issued and outstanding was automatically reclassified and changed into twenty (20) shares fully paid and non-assessable shares of Common Stock of the Corporation, par value $.0001 per share. (“20-for-1 Forward Stock Split”) No fractional shares were issued. The authorized number of shares, and par value per share, of Common Stock are not affected by the 20-for-1 Forward Stock Split.

On October 28, 2016, we filed a Certificate of Amendment with the Delaware Secretary of State. The effective date of the 20-for-1 Forward Stock Split shall be upon the acceptance of the Certificate of Amendment with the Secretary of State of the State of Delaware. The Certificate of Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

On October 28, 2016, Exceed World, Inc., a Delaware corporation, (the “Company”), with the approval of its board of directors and its majority shareholders by written consent in lieu of a meeting, authorized the cancellation of shares owned by e-Learning Laboratory Co, Ltd. e-Learning Laboratory Co, Ltd. has provided consent for the cancellation of shares. The total number of shares cancelled was 19,000,000 shares which was comprised of 16,500,000 restricted common shares and 2,500,000 free trading shares.

Shareholder’s name: e-Learning Laboratory Co., Ltd.

Total amount of shares to be cancelled	19,000,000	shares
Restricted shares	16,500,000	shares
Free trading shares	2,500,000	shares

Item 9.01. Financial Statements and Exhibits.

A. None

B. Exhibits

NUMBER	EXHIBIT

3.1	Certificate of Amendment of Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Exceed World, Inc.

Dated: November 1, 2016

By: /s/ Tomoo Yoshida

Tomoo Yoshida

President and Director